May 16, 2018 Exhibit 99.1

Disclosure The information provided in this presentation is for Annual Meeting of Stockholders on May 16, 2018. The information provided relates to HopFed Bancorp, Inc.

Market Focus

Loan growth of 7.0% to $665.2 million. Substandard loans down 46.5% to $14.1 million. Non-performing assets down 51.8% to $5.3 million. Heritage Bank Highlights April 1, 2017 – March 31, 2018

Heritage Bank Highlights April 1, 2017 to March 31, 2018 This period net income of $5.1 million compared to $3.8 million from April 2016 to March 2017, an increase of 34% despite a $762,000 deferred tax write off. Reduced operating expenses $1.4 million compared to the period April 2016 to March 2017.

Loans Outstanding (Thousands)

Nashville Loan Production Office (Thousands)

Non-Performing Assets (Dollars in Thousands) 6,486 14,974 12,405 11,471 11,055 9,987 6,714 4,741 5,333 Mar-16 Jun-16 Sep-16 Dec-16 Mar-17 Jun-17 Sep-17 Dec-17 Mar-18

Non-Interest Deposits (Millions) This information is for Heritage Bank

Heritage Bank Net Income (Dollars in Thousands) $585 $501 $1,029 $1,251 $1,036 $1,379 $1,606 $709 $1,424 Mar-16 Jun-16 Sep-16 Dec-16 Mar-17 Jun-17 Sep-17 Dec-17 Mar-18

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